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                                                                    EXHIBIT 10.1



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                                 CLUBCORP, INC.


                                    EXECUTIVE

                                STOCK OPTION PLAN








                   (RESTATED EFFECTIVE AS OF JANUARY 1, 2001)

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                                TABLE OF CONTENTS


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
SECTION 1.          DEFINITIONS...................................................................................1

SECTION 2.          STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO THE PLAN........................................4
         2.1        Description of Stock and Maximum Shares Allocated.............................................4
         2.2        Restoration of Unpurchased Shares.............................................................4

SECTION 3.          ADMINISTRATION OF THE PLAN....................................................................4
         3.1        Committees....................................................................................4
         3.2        Duration, Removal, Etc........................................................................5
         3.3        Meetings and Actions of Committee.............................................................5
         3.4        Committee's Powers............................................................................5

SECTION 4.          ELIGIBILITY AND PARTICIPATION.................................................................5
         4.1        Eligible Individuals..........................................................................5
         4.2        No Right to Option............................................................................5

SECTION 5.          GRANT OF OPTIONS AND CERTAIN TERMS OF THE AGREEMENTS..........................................6
         5.1        Award Criteria................................................................................6
         5.2        Grant.........................................................................................6
         5.3        Transferability Restrictions..................................................................6

SECTION 6.          TERMS AND CONDITIONS OF OPTIONS...............................................................7
         6.1        Number of Shares..............................................................................7
         6.2        Exercise Price................................................................................8
         6.3        Medium and Time of Payment, Method of Exercise, and Withholding Taxes.........................8
         6.4        Term of Option................................................................................9
         6.5        Time of Exercise and Transferability of Options...............................................9
         6.6        Adjustments Upon Changes in Capitalization, Merger, Etc......................................11
         6.7        Rights as a Shareholder......................................................................12
         6.8        Modification, Extension and Renewal of Options...............................................12
         6.9        Furnish Information..........................................................................13
         6.10       Obligation to Exercise:  Termination of Employment...........................................13
         6.11       Agreement Provisions and Effect..............................................................13
         6.12       Violation of Employment Agreement............................................................13
         6.13       Golden Parachute Limitation..................................................................13



CLUBCORP, INC. EXECUTIVE STOCK OPTION PLAN

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
SECTION 7.          REMEDIES AND SPECIFIC PERFORMANCE............................................................14
         7.1        Remedies.....................................................................................14
         7.2        Specific Performance.........................................................................14

SECTION 8.          DURATION OF PLAN.............................................................................14

SECTION 9.          AMENDMENT AND TERMINATION OF PLAN............................................................14

SECTION 10.         GENERAL......................................................................................14
         10.1       Application of Funds.........................................................................14
         10.2       Right of the Company and Affiliates to Terminate Employment..................................15
         10.3       Liability of the Company.....................................................................15
         10.4       Information Confidential.....................................................................15
         10.5       Other Benefits...............................................................................15
         10.6       Execution of Receipts and Releases...........................................................15
         10.7       No Guarantee of Interests....................................................................15
         10.8       Payment of Expenses..........................................................................16
         10.9       Company Records..............................................................................16
         10.10      Information..................................................................................16
         10.11      Severability.................................................................................16
         10.12      Notices......................................................................................16
         10.13      Waiver of Notice.............................................................................16
         10.14      Successors...................................................................................16
         10.15      Headings.....................................................................................17
         10.16      Governing Law................................................................................17
         10.17      Word Usage...................................................................................17

SECTION 11.         EFFECTIVE DATE...............................................................................17


CLUBCORP, INC. EXECUTIVE STOCK OPTION PLAN


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                                 CLUBCORP, INC.



                           EXECUTIVE STOCK OPTION PLAN



                       Scope and Purpose of Restated Plan



         The Company adopted and established the Plan effective on August 31, 1995. SECTION 9 of the Plan provides that the Board of Directors of the Company may amend the Plan at any time. The Plan is hereby amended and restated effective as of January 1, 2001.

         The purpose of the Plan (defined below) is to provide an incentive for key employees of the Company or its Affiliates (defined below) to remain in the service of the Company or its Affiliates, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to aid the Company in attracting and retaining key personnel The Plan is not intended to be a plan subject to the Employee Retirement Income Security Act of 1974, as amended, and shall be construed accordingly.

SECTION 1. DEFINITIONS.

         1.1 "ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar or superseding statute or statutes.

         1.2 "AFFILIATES" shall mean any entity that is, directly or indirectly, 50% or more owned by the Company.

         1.3 "AGREEMENT" shall mean the written agreement between the Company and a Optionee evidencing the Option granted by the Company.

         1.4 "BOARD OF DIRECTORS" shall mean the board of directors of the Company.

         1.5 "CAUSE" shall be as defined in any effective contract of employment between the Optionee and the Company or Affiliate.

         1.6 "CHANGE IN CONTROL" shall mean the occurrence of an event described in the second paragraph of SECTION 6.6.

         1.7 "CHANGE IN CONTROL PERIOD" shall mean the period beginning ninety
(90) days prior to and ending two (2) years following a Change in Control."


CLUBCORP, INC. EXECUTIVE STOCK OPTION PLAN


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         1.8 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         1.9 "COMMITTEE" shall mean the committee appointed pursuant to SECTION 3 of the Plan by the Board of Directors to administer this Plan.

         1.10 "COMPANY" shall mean ClubCorp, Inc. or its successors.

         1.11 "DISABILITY" shall mean a total and permanent disability as defined in the Company's current long term disability plan, or if the Company has no long term disability plan in effect at the time of the Optionee's disability, as determined by the Committee in its sole discretion.

         1.12 "DISINTERESTED COMMITTEE" means the committee appointed pursuant to SECTION 3 of the Plan by the Board of Directors to administer the Plan.

         1.13 "ELIGIBLE INDIVIDUALS" shall mean those employees designated by the Committee as key employees of the Company or of any of its Affiliates, who have signed an employment agreement with the Company or an Affiliate prior to the date an Option is granted or within one hundred and twenty days of the date an Option is granted.

         1.14 "FAIR MARKET VALUE" shall mean:

                  (a) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange or sales prices for such shares in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. ("NASDAQ") National Market System at the date of determining the Fair Market Value, the mean between the highest and lowest quoted selling prices on the date in question, or if there were no sales on the date in question, the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date in question; or

                  (b) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in SECTION 1.14(a) and sales prices for such shares shall not be reported by the NASDAQ National Market System as provided in SECTION 1.14(a), and bid and asked prices therefor in the over-the-counter market shall be reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, the mean of the closing bid and asked prices on the date in question, or if none, by taking a weighted average of the means between the bid and asked prices on the nearest trading date before and the nearest trading date after the date in question, if both such dates are within a reasonable period; and


CLUBCORP, INC. EXECUTIVE STOCK OPTION PLAN


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                  (c) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in SECTION 1.14(a) and sales prices or bid and asked prices for such shares shall not be reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in SECTION 1.14(a) or SECTION 1.14(b) at the date of determining the Fair Market Value, or in the opinion of the Board of Directors, there is insufficient trading to establish fair market value, the value determined in good faith by the Board of Directors and confirmed by an independent financial advisory firm.

                  (d) "HARDSHIP" shall mean the Committee's written determination, delivered to the Eligible Individual of reference, stating that the Committee has determined that such Eligible Individual has an immediate and heavy financial need which such Eligible Individual cannot meet through any other sources of income such as insurance, reasonable liquidation of assets, borrowing or similar sources and resulting from: (i) unreimbursed substantial medical expenses for the Eligible Individual or a family member; (ii) purchase (excluding mortgage payments) of the Eligible Individual's primary residence; (iii) payments necessary to prevent eviction of the Eligible Individual from his primary residence, or foreclosure of his primary residence; and (iv) such other, similar, circumstances which the Committee, in its sole discretion, reasonably determine pose a substantial risk to the basic health, shelter and safety needs of the Eligible Individual or his family members.

         1.15 "NEW OPTION" shall mean an Option granted on or after July 1, 2000.

         1.16 "OPTIONEE" shall mean an Eligible Individual to whom an Option has been granted.

         1.17 "OPTIONS" shall mean stock options granted pursuant to the terms of this Plan. Options are not intended to be incentive stock options within the meaning of Code Section 422. All references herein to Options shall be references to both New Options and Prior Options, collectively, except that where a reference is intended to be exclusively to a New Option, or a Prior Option, reference will be made to the specific type of Option.

         1.18 "PLAN" shall mean the ClubCorp, Inc. Executive Stock Option Plan.

         1.19 "PRIOR OPTION" shall mean an Option granted prior to July 1, 2000.

         1.20 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar or superseding statute or statutes.

         1.21 "STOCK" shall mean the Company's authorized common stock, $ .01 par value, together with any other securities that may be received upon the exercise of Options granted under the Plan.


CLUBCORP, INC. EXECUTIVE STOCK OPTION PLAN


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         1.22 "VESTING ACCELERATION TERMINATION" means, an Optionee's termination from employment with the Company or an Affiliate that has occurred within the Change in Control Period and said termination was due to:

                  (a) the resignation of such Optionee which was caused by and within thirty (30) days of any of the following: (i) without the express written consent of such Optionee, the Optionee is assigned to duties which are materially inconsistent with or result in a material diminution of the Optionee's position, duties, and status within the Company or any Affiliate at the time of the Change in Control Event; or
         (ii) the base salary of the Optionee is reduced; or

                  (b) involuntary termination of the Optionee's employment for a reason other than Cause.

SECTION 2. STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO THE PLAN.

         2.1 DESCRIPTION OF STOCK AND MAXIMUM SHARES ALLOCATED. The Stock which may be issued upon the exercise of an Option may either be unissued or reacquired shares of Stock, as the Board of Directors may, in its sole and absolute discretion, from time to time determine.

         Subject to the adjustments provided in SECTION 6.6, the aggregate number of shares of Stock to be issued pursuant to the exercise of all Options granted under the Plan may equal but shall not exceed four million (4,000,000) shares of Stock.

         2.2 RESTORATION OF UNPURCHASED SHARES. If an Option granted under the Plan expires or terminates for any reason during the term of this Plan and prior to the exercise of the Option in full, the shares of Stock subject to, but not issued under, such Option shall again be available for Options granted under the Plan after such shares become available again.

SECTION 3. ADMINISTRATION OF THE PLAN.

         3.1 COMMITTEES. The Committee shall be appointed by the Board of Directors and shall administer the Plan with respect to all Eligible Individuals other than members of the Board of Directors. A Disinterested Committee shall be appointed by the Board of Directors and shall be composed of persons who are not participants in the Plan. The Disinterested Committee shall administer the Plan with respect to all members of the Board of Directors who participate in the Plan, if any. Unless the context otherwise requires, references herein to the Committee shall also refer to the Disinterested Committee as administrator of the Plan for members of the Board of Directors who are Eligible Individuals, if any.


CLUBCORP, INC. EXECUTIVE STOCK OPTION PLAN


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         3.2 DURATION, REMOVAL, ETC. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members to the Committee. Vacancies on the Committee, however caused, shall be filled by action of the Board of Directors.

         3.3 MEETINGS AND ACTIONS OF COMMITTEE. The Committee shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the majority vote or decision of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions of this Plan and with the bylaws of the Company as it may deem advisable.

         3.4 COMMITTEE'S POWERS. Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) subject to SECTION 6, the term and the period or periods during which Options can be exercised, (ii) the extent to which the transferability of shares of Stock issued upon exercise of Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service);
(c) to construe the terms of any Agreement and the Plan; (d) to make determinations regarding whether performance or accelerated vesting requirements have been met; (e) to set the required minimum performance rating for accelerated vesting; and (f) to make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this SECTION such determinations shall be final, binding and conclusive.

SECTION 4. ELIGIBILITY AND PARTICIPATION.

         4.1 ELIGIBLE INDIVIDUALS. Options may be granted under the Plan only to persons who are Eligible Individuals at the time of grant of the Options.

         4.2 NO RIGHT TO OPTION. The adoption of the Plan shall not be deemed to give any person a right to be granted an Option.


CLUBCORP, INC. EXECUTIVE STOCK OPTION PLAN


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SECTION 5. GRANT OF OPTIONS AND CERTAIN TERMS OF THE AGREEMENTS.

         5.1 AWARD CRITERIA. Subject to the express provisions of this SECTION, the Committee shall determine which Eligible Individuals shall be granted Options under the Plan from time to time. In making grants, the Committee shall take into consideration the level of responsibility within the organization and the relative contribution the potential Optionee has made or may make to the success of the Company or its Affiliates and such other considerations as the Board of Directors may from time to time specify. The Committee shall also determine the number of shares subject to each of such Options.

         5.2 GRANT. The date on which the Committee completes all action constituting an offer of an Option to an individual, including specification of the exercise price and the number of shares of Stock to be subject to the Option, shall be the date on which the Option covered by an Agreement is granted, even though certain terms of the Agreement may not be at such time determined and even though the Agreement may not be executed until a later time. Each Option granted under the Plan shall be evidenced by an Agreement, executed by the Company and the Eligible Individual to whom the Option is granted, incorporating such terms as the Committee shall deem necessary or desirable. More than one Option may be granted to the same Eligible Individual and be outstanding concurrently. Notwithstanding any provision to the contrary, an Option shall be void if the individual is not an Eligible Individual.

         5.3 TRANSFERABILITY RESTRICTIONS. An Eligible Individual may not sell or transfer Stock acquired through the exercise of a Prior Option unless:

                  (a) the sale or transfer is of the minimum number of shares of Stock necessary to (i) fund the exercise of a Prior Option, (ii) pay any taxes resulting from the exercise of the Prior Option, or (iii) alleviate a Hardship;

                  (b) the Eligible Individual owns shares of Stock sufficient to meet the minimum ownership level set forth in APPENDIX A;

                  (c) the six (6) month anniversary of the date on which the Option was exercised to acquire such shares of Stock has occurred, in which case he may sell or transfer fifty percent (50%) of such shares of Stock, less any shares of Stock already sold or transferred under the provisions of the preceding Sections (a) and (b) of this paragraph; or

                  (d) the two (2) year anniversary of the date on which the Option was exercised to acquire such shares of Stock has occurred.

The minimum ownership level set forth in APPENDIX A may be changed by the Committee in its sole discretion at any time. The Fair Market Value of all Stock holdings (whether vested or forfeitable) will be considered toward meeting the required ownership level. In addition, an Optionee will be



CLUBCORP, INC. EXECUTIVE STOCK OPTION PLAN


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treated as owning (i) the Fair Market Value of Stock equal to his account balance in the ClubCorp Employee Stock Ownership Plan as of the Plan's most recent allocation date; (ii) an amount equal to the difference between the exercise price of any stock appreciation rights ("SARs") Optionee holds over the Fair Market Value of the Stock subject to the SAR on such date; (iii) an amount equal to the Fair Market Value of Stock subject to a phantom stock grant; and
(iv) an amount equal to the number of shares of restricted stock held by Optionee.

         An Eligible Individual may not sell or transfer Stock acquired through the exercise of a New Option unless:

                  (a) the sale or transfer is of the minimum number of shares of Stock necessary to alleviate a Hardship;

                  (b) the six (6) month anniversary of the date on which the Option was exercised to acquire such shares of Stock has occurred, in which case he may sell or transfer fifty percent (50%) of such shares of Stock, less any shares of Stock already sold or transferred under the provisions of the preceding section (a) of this paragraph; or

                  (c) the two (2) year anniversary of the date on which the Option was exercised to acquire such shares of Stock has occurred.

         Without limiting the generality of the preceding two paragraphs, in addition, all shares of Stock issued pursuant to the exercise of Options under this Plan shall be subject to the terms and conditions of the shareholders agreement that the Company shall forward to each Optionee upon the Optionee's exercise of an Option. Notwithstanding anything to the contrary in the Plan or the Optionee's Agreement, the Optionee shall have no right to have any shares issued to him or her until the Optionee has signed the shareholders agreement given to him by the Company. Each Agreement may contain or otherwise provide for such other restrictions on the transferability of shares of the Stock acquired pursuant to an Option as the Committee, in its sole and absolute discretion, shall deem proper or advisable. Such other restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Company and shareholders of the Company.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

         All Options granted under the Plan shall comply with, be deemed to include, and shall be subject to the following terms and conditions:

         6.1 NUMBER OF SHARES. Each Agreement shall state the number of shares of Stock to which it relates.


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         6.2 EXERCISE PRICE. Each Agreement shall state the exercise price per share of Stock. The exercise price per share of Stock subject to an Option shall be at least one hundred percent (100%) of the Fair Market Value per share of the Stock on the date of the grant of the Option, and shall be set by the Committee at the time the Option is granted.

         6.3 MEDIUM AND TIME OF PAYMENT, METHOD OF EXERCISE, AND WITHHOLDING TAXES. The exercise price of an Option shall be payable upon the exercise of the
Option:

                  (a) in cash,

                  (b) by certified or cashier's check payable to the order of the Company,

                  (c) with the consent of the Committee, with shares of Stock owned by Optionee, provided, however, that any shares of Stock acquired through the exercise of an Option must have been owned by the Optionee for a period of at least six (6) months, or

                  (d) with the consent of the Committee, by a combination of cash and such shares.

Exercise of an Option shall not be effective until the Committee has received written notice of exercise and full payment of the exercise price. Such notice must specify the number of whole shares to be purchased and be accompanied by payment in full of the aggregate exercise price of the number of shares purchased. The Company shall not in any case be required to sell, issue, or deliver a fractional share of Stock with respect to any Option.

         The Committee shall require an Optionee to pay to the Company at the time of exercise of an Option (or portion of an Option) the amount that the Company deems necessary to satisfy its minimum obligation (based on the minimum applicable withholding rate) to withhold Federal, state or local income or other taxes incurred by reason of the exercise. The Committee may, in its discretion, permit an Optionee to satisfy the withholding requirement of the preceding sentence by payment of cash or property to the Company or withhold full shares of Stock having a Fair Market Value as close as possible to, but without exceeding, the amount required to be withheld by the Company to meet such withholding obligation. If the exercise of an Option does not give rise to an obligation to withhold Federal income or other taxes on the date of exercise, the Company may, in its discretion, require an Optionee to place shares of Stock sufficient to meet such withholding obligations in escrow for the benefit of the Company until such withholding is required. At such later time, the Company, in its discretion, may require an Optionee to pay to the Company the amount that the Company deems necessary to satisfy such withholding obligation. Upon receipt of such payment by the Company, such shares of Stock shall be released from escrow to the Optionee. Notwithstanding the foregoing, if upon the occurrence of an event giving rise to a tax withholding obligation on the part of the Company, the Stock is registered under Section 12 of the Act and the Optionee is a director or officer of the Company within the meaning of Section 16 of the Act, then such tax withholding shall be automatically effected by the Company withholding full shares of Stock having a Fair Market Value as close as possible to, but without exceeding, the amount required



CLUBCORP, INC. EXECUTIVE STOCK OPTION PLAN


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to be withheld by the Company (based on the minimum applicable withholding rate), and the Optionee will pay any remaining balance of such amount in cash.

         6.4 TERM OF OPTION. The provisions of this SECTION shall apply to the extent an Optionee's Agreement does not expressly provide otherwise. If an Optionee ceases to be an Eligible Individual due to termination of employment for Cause, the Option shall terminate immediately upon the Optionee's termination of employment. If an Optionee ceases to be an Eligible Individual by reason of a voluntary termination of employment, (i) in the case of an Option granted prior to January 1, 2000, the Option will terminate immediately upon the Optionee's voluntary termination of employment; and (ii) in the case of an Option granted on or after January 1, 2000, the Optionee shall have the right for thirty (30) days following the date of his voluntary termination of employment to exercise such Option to the extent such Option is exercisable on the date of his voluntary termination of employment. If an Optionee ceases to be an Eligible Individual by reason of (a) Disability, (b) normal retirement on or after age sixty-five (65), or (c) involuntary termination of employment for a reason other than for Cause, the Optionee shall have the right for one hundred twenty (120) days after the date of his involuntary termination, normal retirement or Disability to exercise an Option to the extent such Option is exercisable on the date of his involuntary termination, Disability, or normal retirement. If an Optionee ceases to be an Eligible Individual by reason of death, Optionee's designated beneficiary shall have the right for twelve months after the date of death to exercise the Option, to the extent such Option is exercisable on the date of death. At the end of such twelve month or one hundred twenty (120) day period, as applicable the Option shall terminate and cease to be exercisable. Each Optionee shall have the right to designate a beneficiary on the form provided by the Committee. If no beneficiary is designated, Optionee's estate shall have the rights of a beneficiary. Except as provided above, all Options shall terminate and cease to be exercisable on termination of Optionee's employment with the Company or an Affiliate. Notwithstanding any other provision of this Plan, no Option shall be exercisable after the expiration of fifteen
(15) years from the date it is granted (the "maximum term").

         6.5 TIME OF EXERCISE AND TRANSFERABILITY OF OPTIONS. In addition to such other terms and conditions as may be included in a particular Agreement granting an Option, an Option shall be exercisable during an Optionee's lifetime only by the Optionee or by the Optionee's guardian or legal representative. An Option shall not be transferrable other than by will or the laws of descent and distribution.

         The Committee shall have the authority to prescribe in any Agreement that the Option evidenced by the Agreement may be exercised in full or in part as to any number of shares subject to the Option at any time or from time to time during the term of the Option, or in such installments at such times during said term as the Committee may prescribe. All Options shall become fully vested and exercisable on the earliest to occur of the following:

                           (i) the date on which the Optionee dies,

                           (ii) the date the Optionee becomes Disabled,



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                           (iii) the date the Optionee both (i) attains age
                  sixty-five (65) and (ii) completes 10 or more years of employment with the Company, or one of its Affiliates,

                           (iv) the end of ten (10) years from the date the
                  Option is granted,

                           (v) In the event that an Optionee ceases to be an
                  Eligible Individual due to a Vesting Acceleration Termination, such Optionee's Options shall become fully vested and immediately exercisable as of the day before the later to occur of (a) the Vesting Acceleration Termination or (b) the Change in Control Event related to the Vesting Acceleration Termination.

         Except as otherwise provided in any Agreement, the vesting of an Option shall be accelerated to annual vesting at a rate of ten percent (10%) per year for each year that the Optionee remains employed in a position that has been designated as a key executive position by the Committee and the Optionee meets the performance requirements described below. Vesting is credited January 1st of each year, beginning the January 1st following the date the Option is granted.

                  (a) If Optionee ceases to be employed in a position that has been designated by the Committee as a key executive position, no further accelerated vesting shall occur, and the Company shall have the right at any time thereafter, in its sole discretion, to cancel the Option by paying Optionee a cash amount that is at least equal to the difference between the Option's exercise price and the then Fair Market Value of the Stock times the number of shares covered by the unexercised vested portion of such Optionee's Option.

                  (b) Optionees will only be credited with a ten percent (10%) increment of accelerated vesting if they achieve the minimum annual performance rating set by the Committee ("AMP"), which shall initially be three (3) or qualification for that year's minimum payout on the applicable cash bonus plan. In the event an Optionee does not meet his AMP in a particular year, ten percent (10%) accelerated vesting will still occur if the average of his AMP for that particular year, combined with his AMP for the next year, equals or exceeds the required AMP. If such two year average does not equal or exceed the required AMP, then an Optionee shall lose the ability to receive ten percent (10%) incremental vesting for that particular year. The right to exercise shall be cumulative, so that if the full number of shares of Stock purchasable in any year are not purchased in such year, they may be purchased at any time prior to the termination of the Option.

         Within a reasonable time (or such time as may be permitted by law) after the Company receives written notice that the Optionee has elected to exercise all or a portion of an Option, such notice to be accompanied by payment in full of the aggregate Option exercise price of the number of shares of Stock purchased, the Company shall issue and deliver a certificate representing the shares acquired in consequence of the exercise and any other amounts payable in consequence of such exercise. The number of the shares of Stock issuable upon exercise of an Option under this




CLUBCORP, INC. EXECUTIVE STOCK OPTION PLAN

Plan shall not be increased due to the passage of time, except as may be provided in an Agreement; provided, however, the number of such shares of Stock which are issuable may increase due to the occurrence of certain events which are fully described in SECTION 6.6.

         Nothing in the Plan or in any Option granted under the Plan shall require the Company to issue any shares upon exercise of any Option if such issuance would, in the reasonable judgment of the Committee based upon the advice of counsel for the Company, constitute a violation of the Securities Act, as amended or any other applicable statute or regulation, as then in effect. At the time of any exercise of an Option, the Company may, as a condition precedent to the exercise of such Option, require from the Optionee (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning his intentions with regard to the retention or disposition of the shares being acquired by exercise of such Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the reasonable judgment of the Committee based upon the advice of counsel to the Company, may be necessary to ensure that any disposition by such Optionee (or in the event of his death, his legal representatives, heirs, legatees, or distributees), will not involve a violation of the Securities Act or any other applicable state or federal statute or regulation, as then in effect.

         6.6 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER, ETC. Notwithstanding any other provision in the Plan to the contrary, in the event of any change in the number of outstanding shares of Stock that is (a) effected without receipt of consideration by the Company by reason of a stock dividend, split or combination or pursuant to an exchange of shares, merger or other recapitalization in which the Company is the surviving corporation, or (b) by reason of a spin-off of a part of the Company into a separate entity, or assumptions and conversions of outstanding grants due to an acquisition by the Company of a separate entity; the aggregate number and class of the reserved shares, the number and class of shares subject to each outstanding Option and the exercise price of each outstanding Option shall be automatically adjusted to accurately and equitably reflect the effect of such change. In the event of a dispute concerning such adjustment, the Committee has full discretion to determine the resolution of the dispute. Such determination shall be final, binding and conclusive. The number of reserved shares or the number of shares subject to any outstanding Option shall be automatically reduced to the extent necessary to eliminate any fractional shares.

         The following provisions of this SECTION shall apply unless an Optionee's Agreement provides otherwise. In the event of:

                  (a) a dissolution or liquidation of the Company,

                  (b) a merger or consolidation (other than a merger effecting a re-incorporation of the Company in another state or any other merger or a consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or




CLUBCORP, INC. EXECUTIVE STOCK OPTION PLAN


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

         consolidation) in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the shareholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the transaction; provided, however, that the Board of Directors may at any time prior to such a merger or consolidation provide by resolution that the foregoing provisions of this parenthetical shall not apply if a majority of the board of directors of such parent immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the transaction), or

                  (c) a transaction in which any person (other than a shareholder of the Company on the date of the Optionee's Agreement) becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company (provided, however, that the Board of Directors may at any time prior to such transaction provide by resolution that this Subparagraph shall not apply if such acquiring person is a corporation and a majority of the board of directors of the acquiring corporation immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the acquisition of such fifty percent (50%) or more total combined voting power);

the Board of Directors shall, as of the effective time of such transaction, change the number and kind of shares of stock (including substitution of shares of another corporation) and exercise price in the manner it deems appropriate.

         6.7 RIGHTS AS A SHAREHOLDER. An Optionee shall have no right as a shareholder with respect to any shares covered by his Option until a certificate representing such shares is issued to him. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in SECTION 6.6.

         6.8 MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions of, and within the limitations of, the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan or accept the surrender of Options outstanding under the Plan (to the extent not previously exercised) and authorize the granting of substitute Options. The Committee may not, however, without the consent of the Optionee, modify any outstanding Options so as to specify a higher or lower exercise price or number of shares. In addition, no modification of an Option granted under the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted under the Plan to such Optionee under the Plan.



CLUBCORP, INC. EXECUTIVE STOCK OPTION PLAN

         6.9 FURNISH INFORMATION. Each Optionee shall furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

         6.10 OBLIGATION TO EXERCISE: TERMINATION OF EMPLOYMENT. The granting of an Option under the Plan shall impose no obligation upon the Optionee to exercise it or any part of it. In the event of an Optionee's termination of employment with the Company or an Affiliate, the unexercised portion of an Option granted under the Plan shall terminate in accordance with SECTION 6.4.

         6.11 AGREEMENT PROVISIONS AND EFFECT. The Agreements authorized under the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the retention or transfer of shares thereby acquired) as the Committee shall deem advisable. Options granted under the Plan shall not be exercisable until the Agreement and the Optionee's employment agreement have been fully executed.

         6.12 VIOLATION OF EMPLOYMENT AGREEMENT. In the event an Optionee is determined to have violated the terms of his or her employment agreement by a court of competent jurisdiction or pursuant to arbitration, Options awarded under this Plan, including vested Options, will be forfeited as of the date of the violation. In addition, any Stock acquired through the exercise of an Option must be returned to the Company and the Company shall refund to Optionee the exercise price of such forfeited Stock. If Optionee no longer owns the Stock, Optionee will owe the Company an amount equal to any gain or profit over the exercise price that the Optionee received on the sale of such Stock and the Company has the right to offset this amount from any payments it owes Optionee.

         6.13 GOLDEN PARACHUTE LIMITATION. In the event that Section 280G applies to any Option and the aggregate present value of the benefits to an Optionee under the Plan, and any other plan program, or arrangement maintained by the Company constitutes an "excess parachute payment" (within the meaning of Section 280G(b)(1) of the Code) and the excise tax on such payment would cause the net parachute payments (after taking into account federal, state and local income and excise taxes) to which the Optionee otherwise would be entitled to be less than what the Optionee would have netted (after taking into account federal, state and local income taxes) had the present value of his total parachute payments equaled $1.00 less than three times his "base amount" (within the meaning of Code Section 280G(b)(3)(A)) the Optionee's total "parachute payments" (within the meaning of Section 280G(b)(2)(A)) shall be reduced (by the minimum possible amount) so that their aggregate present value equals $1.00 less than three times such base amount. For purposes of this calculation, it shall be assumed that the Optionee's tax rate will be the maximum marginal federal, state and local income tax rate on earned income with such maximum federal rate to be computed with regard to Code Section 1(g), if applicable. In the event that the Optionee and the Company are unable to agree as to the amount of the reduction described above, if any, the Company shall select a law firm or accounting firm from among those regularly consulted by the Company regarding




CLUBCORP, INC. EXECUTIVE STOCK OPTION PLAN federal income tax or employee benefit matters and such law firm or accounting firm shall determine the amount of such reduction and such determination shall be final and binding upon the Optionee and the Company.

SECTION 7. REMEDIES AND SPECIFIC PERFORMANCE.

         7.1 REMEDIES. The Company shall be entitled to recover from an Optionee reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any Agreement, whether by an action to enforce specific performance, or an action for damages for its breach or otherwise.

         7.2 SPECIFIC PERFORMANCE. The Company shall be entitled to enforce the terms and provisions of SECTION 7.1, including the remedy of specific performance, in Dallas County, Texas.

SECTION 8. DURATION OF PLAN.

         No Options may be granted under the Plan more than ten years after the date the Plan is adopted.

SECTION 9. AMENDMENT AND TERMINATION OF PLAN.

         The Board of Directors may at any time terminate or from time to time amend or suspend the Plan; provided, however, that in the event that the Stock is registered under Section 12 of the Act, no such amendment shall, without approval of the shareholders of the Company, except as provided in SECTION 6,
(a) materially increase the benefits accruing to participants under the Plan;
(b) materially increase the number of securities which may be issued under the Plan; or (c) materially modify the requirements as to eligibility for participation in the Plan. No Option may be granted during any suspension of the Plan or after the Plan has been terminated, and no amendment, suspension or termination shall, without an Optionee's consent, alter or impair, other than as provided in the Plan and the Optionee's Agreement, any of the rights or obligations under any Option previously granted to such Optionee under the Plan.

SECTION 10. GENERAL.

         10.1 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options shall be used for general corporate purposes.



CLUBCORP, INC. EXECUTIVE STOCK OPTION PLAN


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

         10.2 RIGHT OF THE COMPANY AND AFFILIATES TO TERMINATE EMPLOYMENT. Nothing contained in the Plan, or in any Agreement, shall confer upon any Optionee the right to continue in the employ of the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate his employment any time.

         10.3 LIABILITY OF THE COMPANY. Neither the Company, any of its Affiliates, its directors, officers or employees nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit (provided such settlement is approved by independent legal counsel selected by the Company) and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, etc. to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

         10.4 INFORMATION CONFIDENTIAL. As partial consideration for the granting of each Option under the Plan, the Agreement may, in the Committee's sole and absolute discretion, provide that the Optionee shall agree with the Company that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Optionee's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration such breach, in determining whether to recommend the grant of any future Option to such Optionee, as a factor militating against the advisability of granting any such future Option to such individual.

         10.5 OTHER BENEFITS. Participation in the Plan shall not preclude the Optionee from eligibility in any other stock option plan of the Company or any Affiliate or any old age benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plans which the Company or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees.

         10.6 EXECUTION OF RECEIPTS AND RELEASES. Any payment of cash or any issuance or transfer of shares of Stock to the Optionee, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Committee may require any Optionee, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt for such payment in such form as it shall determine.

         10.7 NO GUARANTEE OF INTERESTS. Neither the Committee nor the Company guarantees the Stock from loss or depreciation.



CLUBCORP, INC. EXECUTIVE STOCK OPTION PLAN


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

         10.8 PAYMENT OF EXPENSES. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Affiliates; provided, however, the Company or an Affiliate may recover any and all damages, fees, expenses and costs arising out of any actions taken by the Company or an Affiliate to enforce its rights under the Plan.

         10.9 COMPANY RECORDS. Records of the Company or its Affiliates regarding the Optionee's period of employment, termination of employment and the reason for such termination, leaves of absence, re-employment, and other matters shall be conclusive for all purposes under the Plan, unless determined by the Committee to be incorrect.

         10.10 INFORMATION. The Company and its Affiliates shall, upon request or as may be specifically required under the Plan, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Committee to perform its duties and functions under the Plan.

         10.11 SEVERABILITY. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan.

         10.12 NOTICES. Whenever any notice is required or permitted under the Plan, such notice must be in writing and personally delivered, telecopied (if confirmed), or sent by mail or by a nationally recognized courier service. Any notice required or permitted to be delivered under this Agreement shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance with this SECTION or, if by courier, twenty-four (24) hours after it is sent, addressed as described in this SECTION. The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance with the Plan, the Company and each Optionee shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

         10.13 WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive such notice.

         10.14 SUCCESSORS. The Plan shall be binding upon the Optionee, his legal representatives, heirs, legatees and distributees, upon the Company, its successors, and assigns, and upon the Committee, and its successors.



CLUBCORP, INC. EXECUTIVE STOCK OPTION PLAN


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

         10.15 HEADINGS. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the Plan's provisions.

         10.16 GOVERNING LAW. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent preempted by federal law and except to the extent that Texas corporate law conflicts with the contract law of such state, in which event Texas corporate law shall govern. The obligation of the Company to sell and deliver Stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

         10.17 WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

SECTION 11. EFFECTIVE DATE.

         The Plan, as restated, shall be effective as of January 1, 2001.




CLUBCORP, INC. EXECUTIVE STOCK OPTION PLAN

                                   APPENDIX A





       SALARY LEVEL                                      SALARY MULTIPLE
       ------------                                      ---------------



     LEVELS 14 & 15                                             10X



     LEVELS 12 & 13                                             7X



     LEVEL 11                                                   5X



     LEVEL 10                                                   3X



     LEVEL 9                                                  1.5X




CLUBCORP, INC. EXECUTIVE STOCK OPTION PLAN


                                       18